UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

MIRA Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

MIRA Pharmaceuticals, Inc.

1200 Brickell Avenue

Suite 1950 #1183

Miami, FL 33131

(786) 423-9792

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of MIRA Pharmaceuticals, Inc.:

We are pleased to invite you to attend the Annual Meeting of shareholders (the “Annual Meeting”) of MIRA Pharmaceuticals, Inc., a Florida corporation (“MIRA” or the “Company”), which will be held exclusively online via live audio-only webcast at https://edge.media-server.com/mmc/p/4w5fbtvt (password: mira2026) at 10:00 a.m. Eastern Time on September 11, 2026. MIRA has chosen to hold an exclusively virtual annual meeting rather than an in-person meeting to provide greater access for shareholders who may wish to attend. At the Annual Meeting, unless postponed or adjourned to a later date, MIRA will ask its holders of common stock, par value $0.0001 per share, among other things:

1.	To elect five directors to the board of directors of the Company (the “Board”) to serve until the next annual meeting of shareholders or until their successors have been duly elected or appointed and qualified (“Director Election Proposal”);

2.	To ratify the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Appointment Proposal”);

3.	To approve the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve the Director Election Proposal and Auditor Appointment Proposal (“Adjournment Proposal”); and

4.	To conduct any other business as may properly come before the meeting or any adjournment thereof.

The Board has fixed the close of business on July 21, 2026 (the “Record Date”) as the date for a determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

The Annual Meeting will be held virtually. If you hold your shares in an account at a brokerage firm, bank, dealer or other similar organization and wish to vote at the meeting, you will need to obtain a “legal proxy” from that entity and submit it when you register. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmation. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit questions prior to and during the meeting. To vote at the meeting, (a) if you hold your shares through a bank, broker or other nominee, you will need the control number you receive by email after registering, and (b) if you hold your shares in an account with our transfer agent, you will need the control number shown on your proxy card or email notification of the Annual Meeting.

By Order of the Board,

/s/ Erez Aminov
Erez Aminov
Chairman of the Board
Miami, Florida
July 28, 2026

Your vote is important. Whether or not you plan to participate in the Annual Meeting, please read the attached Proxy Statement and then promptly complete, date, sign and return the enclosed proxy card to ensure your representation and the presence of a quorum at the Annual Meeting. You may cast your vote by visiting www.voteproxy.com. As permitted by the Notice and Access rules of the Securities and Exchange Commission, we are making this notice and the accompanying proxy statement, proxy card and 2025 Annual Report available to shareholders electronically via the Internet at the following website: www.egproxyportal.com/27484/annual.

Promptly voting your shares will save us the expenses and additional work of solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you choose to do so, as your proxy is revocable any time before it is exercised.

MIRA Pharmaceuticals, Inc.

1200 Brickell Avenue

Suite 1950 #1183

Miami, FL 33131

(786) 423-9792

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is being sent to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”) of MIRA Pharmaceuticals, Inc., a Florida corporation (“MIRA” or the “Company”) on or about July 29, 2026, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders of the Company, which will be held at 10:00 a.m., Eastern Time, on September 11, 2026, via live audio-only webcast at https://edge.media-server.com/mmc/p/4w5fbtvt (password: mira2026) (the “Annual Meeting”).

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

When and where is the Annual Meeting?

The Annual Meeting will be held exclusively online via live audio-only webcast at https://edge.media-server.com/mmc/p/4w5fbtvt (password: mira2026) at 10:00 a.m., Eastern Time, on September 11, 2026. Please note that you will not be able to attend the Annual Meeting in person.

Who is entitled to vote at the Annual Meeting?

The Board has fixed the close of business on July 21, 2026, as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 42,022,087 shares of Common Stock outstanding. Each share of Common Stock represents one vote and entitles the holder to one vote on each matter properly before the Annual Meeting.

How many shares are outstanding? What constitutes a quorum?

At the close of business on July 21, 2026, the Record Date for the Annual Meeting, there were 42,022,087 shares of Common Stock outstanding and eligible to vote at the Annual Meeting.

Business may not be conducted at the Annual Meeting unless a quorum is present. Under the Second Amended and Restated Bylaws of the Company (as amended, the “Bylaws”), the presence, in person or by proxy, of the holders of 33.33% of the stock of the Company issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. If you submit a properly executed proxy or voting instruction card by mail or properly cast your vote via the Internet or phone, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote on a particular proposal.

What happens if the Company is unable to obtain a quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit continued solicitation of proxies.

What is the deadline for voting?

The deadline for voting electronically is 11:59 p.m. (Eastern Time) on September 10, 2026. If voting by mail, we must have received your proxy card by this time. If you attend the Annual Meeting virtually, you may vote your shares electronically during the meeting. However, even if you plan to attend the Annual Meeting, we still encourage you to vote your shares ahead of time to ensure your voice is heard.

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What matters will be voted on at the Annual Meeting?

The proposals that are scheduled to be considered and voted on at the Annual Meeting are as follows:

1.	To elect five directors to the Board to serve until the next annual meeting of the shareholders of the Company or until their successors have been duly elected or appointed and qualified (“Director Election Proposal”);

2.	To ratify the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Auditor Appointment Proposal”);

3.	To approve the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve the Director Election Proposal and the Auditor Appointment Proposal (the “Adjournment Proposal”, and together with the Director Election Proposal and the Auditor Appointment Proposal the “Proposals”); and

4.	To conduct any other business as may properly come before the meeting or any adjournment thereof.

What are the Board’s voting recommendations?

The Board recommends that you vote “FOR” each of the Proposals.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the Annual Meeting?

Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need a “legal proxy” from your brokerage firm, bank, dealer or other similar organization when you register for the Annual Meeting showing your stock ownership as of the Record Date.

How do I vote?

If you are a shareholder of record, you may:

1.	Vote by internet. Access www.voteproxy.com and follow the on-screen instructions, or scan the QR code with your smartphone. Have your proxy card available when you access the meeting. Vote online until 11:59 PM EST the day before the Annual Meeting.

2.	Vote by mail. Mark. date, sign and mail promptly the enclosed proxy card.

3.	Vote at the Annual Meeting. Register. Attend virtually and vote at the Annual Meeting at: https://edge.media-server.com/mmc/p/4w5fbtvt (password: mira2026) and please be sure to have your control number available.

If you vote by internet, please DO NOT mail your proxy card.

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If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Annual Meeting, please have a legal proxy from your nominee authorizing you to vote your shares when you register for the Annual Meeting.

The proxy is fairly simple to complete, with specific instructions on the electronic ballot or card. By completing and submitting your proxy, you will direct the designated person (also known as a “proxy”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed Erez Aminov to serve as proxy for the Annual Meeting.

Your proxy will be valid only if you complete and return it before the Annual Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxy will vote your shares “FOR” each proposal as to which you provide no voting instructions in accordance with the Board’s recommendation in the manner described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxy will vote your shares in accordance with applicable law and his judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide you with a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you fail to complete one or more of the voting instructions on the voting instruction card, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.”

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by internet and do not specify how you want to vote your shares, we will vote your shares FOR each of the Proposals.

What is a “broker non-vote”?

Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares on a proposal.

Various national and regional securities exchanges applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm, or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. The Auditor Appointment Proposal and Adjournment Proposal are routine matters and the record owner may vote your shares on these proposals if it does not get instructions from you.

The Director Election Proposal is non-routine and the record owner may not vote your shares on any of these proposals if it does not get instructions from you. If you do not provide voting instructions on these matters, a broker non-vote will occur. Broker non-votes, as well as abstentions, will each be counted towards the presence of a quorum but will not be counted towards the number of votes cast for any proposal.

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How many votes are needed for each proposal to pass?

Proposals		Vote Required
(1)	Approval of Director Election Proposal	Affirmative vote of a plurality of the shares of the voting power present. The nominees receiving the greatest number of votes will be elected as directors.
(2)	Approval of Auditor Appointment Proposal	The votes cast (either in person or by proxy) favoring the action must exceed the votes cast (either in person or by proxy) opposing the action.
(3)	Approval of Adjournment Proposal	The votes cast (either in person or by proxy) favoring the action must exceed the votes cast (either in person or by proxy) opposing the action.

Is broker discretionary voting allowed and what is the effect of broker non-votes?

Broker
		Discretionary	Effect of Broker Non-
Proposals		Vote Allowed	Votes on the Proposal
(1)	Director Election Proposal	No	None
(2)	Auditor Appointment Proposal	Yes	None
(3)	Adjournment Proposal	Yes	None

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count votes “FOR” and “AGAINST,” abstentions and, if applicable, broker non-votes.

We do not expect that any matter other than Proposal Nos. 1, 2, and 3 will be brought before the Annual Meeting.

What will happen if I return my proxy or voting instruction form without indicating how to vote?

If you submit your proxy or voting instruction form without indicating how to vote your shares on any particular proposal, the shares of Common Stock represented by your proxy will be voted as recommended by the Board with respect to that proposal.

May I change my vote after I submitted a proxy or voting instruction form?

MIRA’s shareholders of record may change their vote at any time before their proxy is voted at the Annual Meeting in one of following ways:

●	by sending a written notice to the Corporate Secretary of MIRA stating that you would like to revoke your proxy.
●	by duly executing a subsequently dated proxy relating to the same shares of Common Stock and returning it in the postage-paid envelope provided, which subsequent proxy is received before the prior proxy is exercised at the Annual Meeting; and/or
●	by attending the Annual Meeting and voting such shares of Common Stock during the Annual Meeting.

If a shareholder who owns shares of Common Stock in “street name” has instructed a broker, bank or other nominee to vote its shares of Common Stock, the shareholder must follow directions received from its broker to change those instructions.

What is an Abstention?

An abstention is a shareholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as shares present and entitled to vote at the Annual Meeting to establish the quorum. Generally, unless provided otherwise by applicable law, our Bylaws provide that an action of our shareholders (other than the election of directors) is approved if the votes cast (either in person or by proxy) favoring the action must exceed the votes cast (either in person or by proxy) opposing the action. Therefore, votes marked as “ABSTAIN” will have no effect on the outcome in the Auditor Appointment Proposal and the Adjournment Proposal. Votes marked as “ABSTAIN” on the Director Election Proposal will have no effect because directors are elected by plurality voting.

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Is my proxy revocable?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

○	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

○	Giving written notice of revocation to the Company at the Company’s mailing address of Corporate Secretary of the Company, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: MIRA Pharmaceuticals, Inc., 1200 Brickell Avenue, Suite 1950 #1183, Miami, FL 33131, Attention: Corporate Secretary. You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

May I ask questions at the Annual Meeting?

Yes. We expect that most of our directors and executive officers will attend the Annual Meeting and may be available to answer questions and make a statement if they desire to do so. We will provide our shareholders the opportunity to ask questions and make statements. Instructions for submitting questions and making statements will be posted on the Annual Meeting website. The question-and-answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted on our investor relations website prior to the date of the Annual Meeting, and may include certain procedural requirements.

To allow us to answer questions from as many shareholders as possible, we may limit each shareholder to two questions. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

Could other matters be decided at the Annual Meeting?

Other than the Proposals, it is not expected that any other matters will be presented for action by the shareholders at the Annual Meeting.

Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to the Company’s shareholders with any of the Proposals brought before the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Interest of Officers and Directors in Matters to Be Acted Upon

All of the directors have an interest in the Director Election Proposal. Other than as provided above, none of the officers and directors have any interest in any of the matters to be acted upon at the Annual Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE PROPOSALS.

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PROPOSAL 1. ELECTION OF DIRECTORS

Our Board is currently composed of five (5) members. Directors hold office until the annual meeting of shareholders of the Company following their election or until their earlier death, resignation, or removal, or until their successors are elected and qualified.

Information Regarding our Directors

Our Corporate Governance and Nominating Committee (the “Nominating Committee”) recommended, and our Board approved Erez Aminov, Matthew Pratt Whalen, Matthew Paul Del Giudice, M.D., Denil Nanji Shekhat, M.D., and Edward MacPherson as nominees for election as directors at the Annual Meeting to hold office for a one-year term until the annual meeting of shareholders to be held in 2027.

The director nominees have consented to be named as nominees in this proxy statement and have agreed to serve as directors if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five (5) nominees named below. If any director nominee is unable or declines to serve as a director at the Annual Meeting, the proxies will be voted for any nominee designated by the Board to fill the vacancy. The Board has no reason to believe that any of the nominees will be unavailable for election. The elected directors will hold office until the next Annual Meeting or until their earlier death, resignation, or removal, or until their successors are duly elected and qualified. There are no arrangements or understandings between any of our directors and any other person under which any director was selected to serve as a director of our Company.

The following sets forth the persons nominated by the Board for election and certain information concerning those individuals:

Name	Age	Position
Erez Aminov	48	Chief Executive Officer and Chairman
Matthew Pratt Whalen	47	Director
Matthew Paul Del Giudice, M.D.	44	Director
Denil Nanji Shekhat, M.D.	45	Director
Edward MacPherson	38	Director

The following is a brief biography of each of our directors nominees:

Erez Aminov has served as a director and our Chief Executive Officer since April 2023 and as our Chairman since March 2024. Mr. Aminov is an experienced biotechnology consultant and investor and initially joined the company as a consultant in 2022. Mr. Aminov’s experience in the biotech consulting sector began in 2021 when he founded Locate Venture Corp. in September 2021. Locate Venture is a strategy and investment consulting firm focused on advancing and supporting early-stage biotech startups. Prior to founding Locate Venture Corp., from February 2015 to September 2020, Mr. Aminov served as the President of Finds4less Inc., a global distributor of electronics and gaming products. In this role, Mr. Aminov provided strategic oversight and direction for all aspects of the company’s operations, while also spearheading new business development initiatives to capitalize on emerging market opportunities. Mr. Aminov’s more than two decades of experience includes experience with the biotech industry’s particular challenges, including creating strategic alliances and guiding startups toward growth and prosperity. Mr. Aminov earned a B.A. in Accounting from Touro University in New York. We believe that Mr. Aminov is qualified to serve as one of our directors based on his finance and investment experience, particularly with early-stage life sciences companies. Mr. Aminov also serves as the Chief Executive Officer of Telomir Pharmaceuticals, Inc. (Nasdaq: TELO).

Matthew Pratt Whalen, CPA, is a Certified Public Accountant with over two decades of experience in public accounting and corporate finance. Mr. Whalen currently serves as the Chief Financial Officer of Power Digital Marketing Inc., an industry leading digital marketing agency, where he has driven significant revenue growth and led key financial transactions. Specifically, Mr. Whalen oversees the finance team, manages tax and audit relationships, and handles treasury management. Prior to joining Power Digital, from 2010 to May 2021, Mr. Whalen was the Chief Financial Officer of MRC Smart Technology Solutions, a subsidiary of Xerox Corporation where he played a pivotal role in growing the company’s revenue and managed diverse teams across multiple departments. Mr. Whalen holds a B.A. in Accounting from the University of San Diego and is a Certified Public Accountant in California. Mr. Whalen has also served on the Finance Committee of United Way San Diego. We believe that Mr. Whalen is qualified to serve as one of our directors based on his extensive experience in finance and as a Certified Public Accountant. Mr. Whalen also serves as a director of Telomir Pharmaceuticals, Inc. (Nasdaq TELO).

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Dr. Matthew Paul Del Giudice joined our company as a director in March 2024. Dr. Del Giudice has practiced as a radiologist since 2014. He currently serves as a general overnight emergency radiologist at the Cleveland Clinic and as a real estate investor with Comfort Living, LLC. Prior to joining the Cleveland Clinic, from March 2021 to May 2022, Dr. Del Giudice was a general radiologist with Radiology and Imaging Specialists in Lakeland, Florida. From July 2015 to February 2021, Dr. Del Giudice was a radiologist with Radiology Partners Phoenix, and from July 2014 to June 2015, he practiced as a musculoskeletal radiologist at the University of Arizona Health Sciences Center - Tucson. Dr. Del Giudice received his B.S. from the University of Illinois at Urbana-Champaign, his M.D. from Loyola University Stritch School of Medicine, completed his radiology residency at Loyola University Medical Center, and his musculoskeletal radiology fellowship at the University of Arizona Health Sciences Center - Tucson. Dr. Del Giudice is licensed to practice medicine in Florida and Ohio. Dr. Del Giudice also serves as a director of Telomir Pharmaceuticals, Inc. (Nasdaq TELO).

Dr. Denil Nanji Shekhat joined our company as a director in March 2024. Dr. Shekhat has practiced as a radiologist since 2014 and currently practices at DNS Teleradiology in Wellington, Florida. Prior to starting DNS Teleradiology, Dr. Shekhat was a musculoskeletal specialist for Radiology Associates of Florida/ Radiology Partners from July 2018 to December 2023. From July 2015 to August 2018, Dr. Shekhat practiced as a general and musculoskeletal radiologist with Bethesda Radiology Associates. Dr. Shekhat received his B.A. in economics from Bowdoin College, his M.D. from the University of Tennessee Health Science Center, College of Medicine, completed his radiology residency at Baptist Memorial Hospital and his musculoskeletal radiology fellowship at the University of Arizona. Dr. Shekhat is currently licensed to practice medicine in Florida.

Edward MacPherson joined our company as a director in March 2024. Mr. MacPherson currently serves as Chief Growth Officer for Power Digital, an industry leading digital marketing agency. Prior to joining Power Digital, from May 2016 to December 2023, he served as CEO and Head of Growth for Endrock Growth & Analytics, a company he founded and sold to Power Digital. Prior to founding Endrock Growth & Analytics, Mr. MacPherson held senior marketing and leadership positions at sunglass maker Prive Revaux (March 2018 to April 2020), curated meal company Menud (October 2014 to April 2018) and Rejuvenetics, LLC, a distributor of health and wellness products (December 2012 to March 2016). Mr. MacPherson holds a BA in Economics from Gettysburg College. Mr. MacPherson also serves as a director of Telomir Pharmaceuticals, Inc. (Nasdaq TELO).

Family Relationships

There are no family relationships among any of our directors and executive officers.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Matthew Pratt Whalen, Dr. Matthew Del Giudice, Dr. Denil Shekhat and Edward MacPherson do not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent directors under the Nasdaq Listing Rules.

In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the transactions described in the section of this Proxy Statement titled “Certain Relationships and Related Party Transactions.”

Committees of the Board of Directors

Our Board has established an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). The functions of these committees are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.

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Audit Committee

Our Audit Committee consists of Matthew Whalen, Dr. Denil Shekhat and Edward MacPherson, with Matthew Whalen serving as the chair of the Audit Committee. Each member of the Audit Committee meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of our Audit Committee also meets the financial literacy requirements of the listing standards of Nasdaq. In addition, our Board has determined that Matthew Whalen is an Audit Committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act.

The Audit Committee’s main purpose is to oversee our corporate accounting and financial reporting process. Our Audit Committee is responsible for, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related-party transactions;

●	reviewing and pre-approving, as required, all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and

●	assisting our Board in monitoring the performance of our internal control over financial reporting and, if applicable, internal audit function.

During fiscal 2025, the Audit Committee met four (4) times.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq, a copy of which is available on our website at www.mirapharmaceuticals.com.

Compensation Committee

Our Compensation Committee consists of Dr. Denil Shekhat and Edward MacPherson, with Dr. Denil Shekhat serving as the Chair of the Compensation Committee. Each member of the Compensation Committee meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act (Rule 16b-3). In arriving at these determinations, our Board examined all factors relevant to determining whether any Compensation Committee member has a relationship to us that is material to that member’s ability to be independent from management in connection with carrying out such member’s duties as a Compensation Committee member.

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The Compensation Committee’s main purpose is to review and recommend policies relating to compensation and benefits of our officers and employees. Our Compensation Committee is responsible for, among other things:

●	reviewing, approving, and determining, or making recommendations to our Board regarding, the compensation and compensation arrangements of our executive officers;

●	administering our equity compensation plans;

●	reviewing and approving, or making recommendations to our Board regarding, incentive compensation and equity compensation plans; and

●	establishing and reviewing general policies relating to compensation and benefits of our employees.

During fiscal 2025, the Compensation Committee met one (1) time.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq, a copy of which is available on our website.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Matthew Del Giudice and Dr. Denil Shekhat, with Dr. Matthew Del Giudice serving as the Chair of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying, evaluating, and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;

●	developing and overseeing the annual evaluation of our Board and of its committees;

●	considering and making recommendations to our Board regarding the composition of our Board and its committees;

●	overseeing our corporate governance practices; and

●	making recommendations to our Board regarding corporate governance guidelines.

During fiscal 2025, the Nominating and Corporate Governance Committee did not hold any meetings.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq, a copy of which is available on our website at www.mirapharmaceuticals.com.

Director Nominating Procedures

The Nominating and Corporate Governance Committee identifies and evaluates candidates for election to the Board and recommends director nominees to the Board. In evaluating candidates, the Nominating and Corporate Governance Committee considers factors including integrity, professional experience, business judgment, relevant skills, diversity of background and perspective, time commitments and independence under applicable Nasdaq rules.

The Nominating and Corporate Governance Committee may consider candidates identified by directors, management, shareholders or other sources. Shareholder-recommended candidates are evaluated using the same criteria as other candidates. A shareholder wishing to recommend a candidate should submit the candidate’s qualifications and other relevant information in writing to the Corporate Secretary, MIRA Pharmaceuticals, Inc., 1200 Brickell Avenue, Suite 1950 #1183, Miami, Florida 33131.

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A shareholder seeking to formally nominate a director must comply with the advance-notice, informational and other requirements of Section 2.14 of our Bylaws. A shareholder intending to solicit proxies in support of nominees other than the Company’s nominees must also comply with Rule 14a-19 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is a current or former executive officer or employee of our company. None of our executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving on our Compensation Committee.

Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, and through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including risks associated with cybersecurity and data protection, and our Audit Committee has the responsibility to consider our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee reviews legal, regulatory, and compliance matters that could have a significant impact on our financial statements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is expected to remain regularly informed through committee reports about such risks.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer) and all global employees in accordance with applicable federal securities laws and corporate governance rules of the Nasdaq Capital Market. Our code of business conduct and ethics is available on our website. Any amendments to the code of business conduct and ethics, or waivers of its requirements, will, if required, be disclosed on our website.

Insider Trading Policy

Our Board has adopted an insider trading policy filed as Exhibit 19.1 to our Annual Report on Form 10-K.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines, a copy of which is available on our website.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s shares of Common Stock to file reports of ownership and changes of ownership of such securities with the SEC.

Based solely on a review of the reports received by the SEC, the Company believes that, during the fiscal year ended December 31, 2025, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a).

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Meeting Attendance

During fiscal 2025, the Board met five (5) times and all then-serving directors attended at least 75% of Board and respective committee meetings.

The Company encourages its directors to attend each annual meeting of shareholders. 20% of the directors then in office were in attendance at the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”).

Communications with the Board

If you wish to communicate with any of our directors or the Board as a group, you may do so by writing to them at Name(s) of Director(s)/Board of Directors of MIRA Pharmaceuticals, Inc., 1200 Brickell Avenue, Suite 1950 #1183, Miami, FL 33131. All correspondence received by the Corporate Secretary will be forwarded by the Corporate Secretary promptly to the addressee(s).

Vote Required

If a quorum is present, the Company nominees will be elected by a plurality of the votes cast, present in person or represented by proxy, and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes have no effect on the vote. The five Company nominees receiving the highest number of affirmative votes will be elected directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

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PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Salberg & Company, P.A. (“Salberg”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will reconsider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our shareholders.

Representatives of Salberg are not expected to be present at the Annual Meeting. However, we will provide contact information for Salberg to any shareholders who would like to contact the firm with appropriate questions.

Audit Fees.

The Company appointed Salberg effective December 19, 2024. Salberg served as our independent auditor for the years ended December 31, 2025 and December 31, 2024. The Company also incurred certain fees during the years ended December 31, 2024 for audit services rendered by Cherry Bekaert LLP before appointment of Salberg.

	For the year ended December 31
	2025	2024
Audit fees, Salberg and Company (1)	$87,000	$51,000
Audit fees, Cherry Bekaert LLP (1)	-	80,000
Audit-related fees, Salberg (2)	18,000	-
Audit-related fees, Cherry Bekaert LLP (2)	-	50,000
Tax fees(3)	-	-
All other fees(4)	-	-
Total fees	$105,000	$181,000

(1)	Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of the financial statements included in quarterly reports.
(2)	Audit-related fees billed in 2025 and 2024 consist of fees for professional services rendered in connection with review and update procedures associated with registration statements, comfort letters and other SEC filings.
(3)	There were no tax-related fees billed in 2025 and 2024.
(4)	There were no other fees billed in 2025 and 2024.

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and non-audit services provided by Cherry Bekaert LLP and Salberg in 2025. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee Chair has been designated by the Audit Committee to approve any audit-related services arising during the year that were not pre-approved by the Audit Committee. Any non-audit service must be approved by the full Audit Committee. Services approved by the Audit Committee Chair are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing services provided by Cherry Bekaert LLP and Salberg.

Vote Required

The affirmative votes cast (either in person or by proxy) favoring the Auditor Appointment Proposal must exceed the votes cast (either in person or by proxy) opposing the Auditor Appointment Proposal in order to approve the Auditor Appointment Proposal. Abstentions represent the voting power present under the Bylaws, and accordingly will have no effect on the outcome of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE AUDITOR.

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PROPOSAL 3. APPROVAL OF THE ADJOURNMENT

General

The Company is asking shareholders to approve, if necessary, the adjournment of the Annual Meeting to solicit additional proxies in favor of the Director Election Proposal and the Auditor Appointment Proposal. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

The affirmative votes cast (either in person or by proxy) favoring the Adjournment Proposal must exceed the votes cast (either in person or by proxy) opposing the Adjournment Proposal in order to approve the Adjournment Proposal. Abstentions represent the voting power present under the Bylaws, and accordingly will have no effect on the outcome of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT.

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EXECUTIVE AND DIRECTOR COMPENSATION

The following table shows the compensation paid by us during the 2025 and 2024 fiscal years to our named executive officers.

Name and principal position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($) (10)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Erez Aminov,	2025	438,750	(1)	242,258	(2)	184,375	(3)	4,419,117	(4)	-	-	19,674	(5)	5,304,174
CEO	2024	259,999		300,000	(2)	594,950	(3)	1,919,120	(4)	-	-	66,194	(5)	3,140,263
Alan Weichselbaum,	2025	37,000	(6)	-		-		87,300	(6)	-	-			124,300
Former CFO	2024	-		-		-		-		-	-	-		-
Michelle Yanez,	2025	104,712	(7)	-		-		-		-	-	12,000	(8)	116,712
Former CFO	2024	158,219		-		-		258,900	(9)	-	-	26,902	(8)	444,021

(1)	On March 26, 2025, Mr. Aminov’s salary was increased to $485,000, effective April 1, 2025.

(2)	The 2024 bonus amount represents a bonus earned as part of the CEO Executive Scorecard. The 2025 bonus represents a cash bonus of $242,258, comprising a Capital Raise Bonus of $161,505 and a Strategic / M&A Achievement Bonus of $80,753, consistent with the recommendations contained in the 2025 Executive Compensation & Short and Long-Term Incentive Plans Revised Report, prepared by the Company’s compensation consultant.

(3)	On December 6, 2024, Mr. Aminov was awarded a stock award valued at $594,950, with time-based vesting. During 2025, following the Board’s and Committee’s determinations that the $25 million market capitalization threshold was achieved on July 18, 2025 and the $50 million market capitalization threshold was achieved on December 16, 2025, the Company issued to Mr. Aminov, on the respective grant dates of August 15, 2025 and December 16, 2025, 62,500 fully vested restricted stock units for each grant, with the restricted stock units having aggregate fair market values of $93,750 and $90,625, respectively.

(4)	On December 6, 2024, Mr. Aminov was awarded an option award valued at $1,919,120. On December 16, 2025, Mr. Aminov was awarded an option award valued at $4,419,117.

(5)	Amount represents health insurance premiums paid, car payments, car insurance, and club memberships.

(6)	Mr. Weichselbaum was appointed as our Chief Financial Officer and Treasurer on May 19, 2025. Under the Employment Agreement with Mr. Weichselbaum dated May 15, 2025, Mr. Weichselbaum’s annual salary is $60,000. On May 13, 2025, Mr. Weichselbaum was granted an option award valued at $87,300.

(7)	Ms. Yanez served as our Chief Financial Officer and Treasurer until May 19, 2025. The compensation for Ms. Yanez in 2025 included her severance of $53,149, which was paid according to her Separation Agreement dated May 20, 2025.

(8)	Amount represents health insurance premiums paid.

(9)	On March 25, 2024, Ms. Yanez was awarded an option award valued at $159,750. On December 6, 2024, Ms. Yanez was awarded an option award valued at $99,150.

(10)	The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 9 to our Consolidated Financial Statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2025.

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Grants of Plan-Based Awards in 2025

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Closing stock price on Award	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)		Options (#)		Awards ($/Sh)	date ($/Sh)	Option Awards
Erez	8/15/2025							62,500	(1)				$1.50	$93,750
Aminov,	12/16/2025							62,500	(1)				$1.45	$90,625
CEO	12/16/2025									3,155,170	(2)	$1.45	$1.45	$4,419,117
Alan Weichselbaum, Former CFO	5/13/2025									75,000	(3)	$1.18	$1.18	$87,300

(1)	The stock awards disclosed in this item consist of performance-based and market-based Restricted Stock Units (RSU’s), as issued under our 2022 Omnibus Incentive Plan, which vest based on the following criteria subject to Board approval and determination: 62,500 RSUs to vest upon the Company’s achievement of a market capitalization of $25 million; 62,500 RSUs to vest upon the Company’s achievement of a market capitalization of $50 million; 62,500 RSUs to vest upon the Company’s achievement of a market capitalization of $100 million; 62,500 RSUs to vest upon the Company’s achievement of a market capitalization of $150 million; 83,500 RSUs to vest upon the Company’s submission of an IND for MIRA-55; 83,500 RSUs to vest upon the Company’s initiation of a Phase 1 trial for Ketamir-2, and 83,500 RSUs to vest upon the Company’s initiation of a Phase 2a trial for Ketamir-2. Following the Board’s and Committee’s determinations that the $25 million market capitalization threshold was achieved on July 18, 2025 and the $50 million market capitalization threshold was achieved on December 16, 2025, the Company issued to Erez Aminov, on the respective grant dates of August 15, 2025 and December 16, 2025, and 62,500 fully vested restricted stock units for each grant, with the restricted stock units having aggregate fair market values of $93,750 and $90,625, respectively.

(2)	The stock options disclosed in this item consist of options, as issued under our 2022 Omnibus Incentive Plan, which vested immediately on grant date.

(3)	On May 13, 2025, Alan Weichselbaum, was granted an option award of 75,000 options valued at $87,300. The stock awards disclosed in this item consist of options, as issued under our 2022 Omnibus Incentive Plan, which vest 50% six months after the grant date and the remaining 50% on the first anniversary of the grant date.

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Outstanding equity awards

The following table summarizes outstanding unexercised options held by each of our named executive officers, as of December 31, 2025.

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Prices ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not vested (#)
Erez Aminov	150,000	-	-	$1.38	8/16/33	-	-	-	-
	15,384	-		$1.38	8/16/33	-	-	-
	134,616	-	-	$1.38	4/27/33	-	-	-	-
	65,405	-	-	$1.16	3/25/34	-	-	-	-
	2,000,000	-	-	$1.19	12/6/34	-	-	-	-
	3,155,170	-	-	$1.45	12/16/35	-	-	-	-

Alan
Weichselbaum	37,500	37,500	-	$1.18	5/13/35	-	-	-	-

Option Exercises and Stock Vested

On July 15, 2025, Michelle Yanez, the Company’s former Chief Financial Officer, exercised options to purchase 126,061 shares of the Company’s common stock. The Company received $151,023 in net proceeds from this transaction. On September 12, 2025, Michelle Yanez exercised options to purchase 98,939 shares of the Company’s common stock. The Company received $117,019 in net proceeds from this transaction. On September 22, 2025, a former Company employee exercised options to purchase 25,000 shares of the Company’s common stock. The Company received $29,750 in net proceeds from this transaction.

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On October 16, 2025, Erez Aminov, the Company’s Chairman and Chief Executive Officer, exercised options to purchase 613,595 shares of the Company’s common stock. The Company received $590,490 in net proceeds from this transaction.

In the year ended December 31, 2025, 6,018,075 options vested with a fair market value of $7,631,318.

Employment Agreements

Except as set forth below, we currently have no written employment agreements with any of our named executive officers.

Erez Aminov

Effective April 28, 2023, we entered into an employment agreement with Mr. Aminov, as amended on August 28, 2023, pursuant to which Mr. Aminov will serve as our Chief Executive Officer. Under his employment agreement, as amended, Mr. Aminov has agreed to devote at least 50% of his business time to the affairs of the Company. Mr. Aminov’s employment agreement provides that his employment will be on an at-will basis and can be terminated by either Mr. Aminov or the Company at any time and for any reason. Under the agreement, Mr. Aminov will receive a base salary of $0.2 million per year, effective August 1, 2023. In the event that Mr. Aminov’s employment is terminated by the Company without “Cause” or is terminated by Mr. Aminov for “Good Reason”, Mr. Aminov will be entitled to severance compensation in the form of salary continuation for a period of three months (subject to Mr. Aminov executing and delivering a customary general release in favor of the Company). “Cause” is defined in the agreement to include dishonesty, misappropriation, willful misconduct, breach of the agreement, and other customary matters. “Good Reason” is defined to include a material adverse change in Mr. Aminov’s compensation or duties and level of responsibility. The employment agreement also contains customary confidentiality and invention-assignment covenants to which Mr. Aminov is subject.

On August 17, 2023, Mr. Aminov received a $0.1 million cash bonus net of federal, state, local and income taxes related to the successful completion of the IPO.

In March 2024, Mr. Aminov assumed the role of Chairman and on March 25, 2024, the Compensation Committee of the Board approved an increase to Mr. Aminov’s base salary of $0.08 million, bringing his total annual base salary to $0.28 million.

On May 28, 2024, the Compensation Committee of the Board, with reference to data provided by a third-party compensation consultant, reviewed and approved the Second Amendment to the Employment Agreement (the “Second Amendment”) with Mr. Aminov, our Chief Executive Officer, which amends the employment agreement between the Company and Mr. Aminov dated April 28, 2023, which was subsequently amended on August 28, 2023, (as amended, the “Employment Agreement”). The Company and Mr. Aminov entered into the Second Amendment on May 28, 2024.

Pursuant to the Second Amendment, (i) Mr. Aminov’s annual base salary was increased to $0.3 million per annum effective as of June 1, 2024, (ii) in the event of a Termination Without Cause or a Good Reason Resignation not in connection with a Change of Control (as defined in the MIRA Pharmaceuticals, Inc. 2022 Omnibus Incentive Plan, as amended from time to time), Mr. Aminov shall (1) be paid an amount equal to his annual Base Salary, which payment shall be made seventy-five percent (75%) in a lump sum within thirty (30) days following the effective date of the general release of claims (following any revocation period, the “Release Effective Date”) and twenty-five percent (25%) as salary continuation payments in substantially equal installments over the six (6) months following the Release Effective Date in accordance with the Company’s customary payroll practices commencing on the first payroll date following the Release Effective Date, and (2) receive twelve (12) months’ accelerated vesting of any stock options that are outstanding and unvested as of such termination, such that any outstanding and unvested stock options that would have vested during the twelve- (12) month period following the termination date had Mr. Aminov remained employed in good standing shall become immediately vested and exercisable for a period of three (3) months post-termination, and (iii) in the event of a Termination without Cause or a Good Reason Resignation within eighteen (18) months following a Change of Control (as defined in the MIRA Pharmaceuticals, Inc. 2022 Omnibus Incentive Plan, as amended from time to time), Mr. Aminov shall be entitled to receive (1) the product of (A) the sum of (x) Mr. Aminov’s Base Salary, plus (y) Mr. Aminov’s target annual bonus, and (B) 1.5, which payment shall be made in a lump sum within thirty (30) days following the Release Effective Date, and (2) twelve (12) months’ accelerated vesting of any stock options that are outstanding and unvested as of such termination, such that any outstanding and unvested stock options that would have vested during the twelve- (12) month period following the termination date had Mr. Aminov remained employed in good standing shall become immediately vested and exercisable for a period of three (3) months post-termination.

On March 26, 2025, the Compensation Committee of the Board approved an increase to Mr. Aminov’s annual base salary from $0.3 million to $0.485 million, effective April 1, 2025.

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Michelle Yanez

On April 28, 2023, we entered into an employment agreement with Ms. Yanez pursuant to which Ms. Yanez served as our Chief Financial Officer on a full-time basis. Ms. Yanez’s employment agreement provides that her employment was on an at-will basis and could be terminated by either Ms. Yanez or the Company at any time and for any reason. Under the agreement, Ms. Yanez received an initial base salary of $0.17 million per year. In the event that her employment was terminated by the Company without “Cause” or was terminated by Ms. Yanez for “Good Reason”, Ms. Yanez would have been entitled to severance compensation in the form of salary continuation for a period of three months (subject to Ms. Yanez executing and delivering a customary general release in favor of the Company). “Cause” is defined in the agreement to include dishonesty, misappropriation, willful misconduct, breach of the agreement, and other customary matters. “Good Reason” is defined to include a material adverse change in Ms. Yanez’s compensation or duties and level of responsibility. The employment agreement also contains customary confidentiality and invention-assignment covenants to which Ms. Yanez is subject.

On August 17, 2023, Ms. Yanez received a $0.05 million cash bonus net of federal, state, local and income taxes related to the successful completion of the IPO. On March 25, 2024, the Compensation Committee of the Board approved an increase in Ms. Yanez’s base salary of $0.06 million, bringing her annual base salary to $0.23 million.

On June 26, 2024, we entered into an Amended and Restated Employment Agreement (the “Amended and Restated Employment Agreement”) that amended and restated the Employment Agreement, dated April 28, 2023, between the Company and Ms. Yanez. Pursuant to the Amended and Restated Employment Agreement, Ms. Yanez continued to serve as the Company’s Chief Financial Officer at a reduced annual base salary of $0.14 million. The Amended and Restated Employment Agreement also provides that Ms. Yanez would use her reasonable best efforts to work a minimum of thirty (30) hours per week on Company matters, with the understanding that she would have the ability to provide services to other companies owned and/or controlled by Bay Shore Trust and its affiliates, including Telomir Pharmaceuticals, Inc., where Ms. Yanez was also appointed Chief Financial Officer on June 18, 2024.

Andriy Mushak

On June 2, 2026, the Board appointed Andriy Mushak to serve as the Company’s fractional Chief Financial Officer, effective June 6, 2026. Mr. Mushak has been, and will remain, employed by LMAM Consulting Group, LLC (“LMAM”); however, he will provide services to the Company in his individual capacity pursuant to a consulting agreement between the Company and Mr. Mushak (the “Consulting Agreement”). Under the Consulting Agreement, which has an initial term of one year, Mr. Mushak will provide senior financial leadership and oversee, among other matters, the Company’s financial reporting and SEC filings, audit readiness, internal controls, budgeting and forecasting, liquidity and treasury management, capital-markets activities, and financial reporting to management and the Board. Mr. Mushak will serve as an independent contractor and will receive cash compensation of $6,000 per month. Either party may terminate the Consulting Agreement, with or without cause, upon 14 days’ written notice, subject to the compensation provisions set forth therein. The Consulting Agreement also contains customary provisions relating to confidentiality, ownership of work product, cybersecurity, compliance with applicable securities laws and the Company’s insider trading policy, conflicts of interest, indemnification, limitations of liability, non-solicitation, and binding arbitration in Florida.

Alan Weichselbaum

In connection with Alan Weichselbaum’s appointment as the Company’s Chief Financial Officer, on May 15, 2025, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Weichselbaum to serve as chief financial officer of the Company beginning on May 19, 2025 (the “Start Date”). Under the Employment Agreement, Mr. Weichselbaum will receive an annual salary of $60,000 and is also eligible to receive up to 75,000 options to purchase shares of the Company’s Common Stock (the “Options”). Thirty-seven thousand, five hundred (37,500) of the Options will vest six (6) months following the Start Date, and thirty-seven thousand, five hundred (37,500) of the Options will vest twelve (12) months following the Start Date, subject to Mr. Weichselbaum’s continued employment by the Company on each such vesting date. Mr. Weichselbaum’s employment with the Company is on an at-will basis, and either he or the Company may terminate the Employment Agreement at any time and for any reason.

On June 6, 2026, Mr. Weichselbaum stepped down from his role as the Company’s Chief Financial Officer. Mr. Weichselbaum’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Director Compensation

No compensation was paid to our Board members during the year ended December 31, 2025.

Hedging Policy

Our Insider Trading Policy prohibits all employees, officers and directors from trading in puts, calls or other derivative securities relating to our Common Stock. The policy also prohibits, at all times, the purchase of financial instruments; including prepaid variable forward contracts, equity swaps, collars and exchange funds; or any other transaction designed to, or having the effect of, hedge or offset a decrease in the market value of our Common Stock, whether acquired as compensation or otherwise held directly or indirectly. No categories of hedging transactions are specifically permitted. These restrictions also apply, as applicable, to immediate family members, household members and entities controlled by covered persons.

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EXECUTIVE OFFICERS

Name	Age	Position
Erez Aminov	48	Chief Executive Officer and Chairman
Andriy Mushak(1)	43	Chief Financial Officer

(1)	On June 2, 2026, the Board appointed Andriy Mushak to serve as the Company’s fractional Chief Financial Officer, effective as of June 6, 2026.

The following is certain biographical information describing the business experience of our executive officers as of the date of this filing who do not serve as directors. The biography of Mr. Aminov appeared earlier in this proxy statement. See “Proposal 1. Election of Directors.”

Andriy Mushak, CPA, is an accomplished Certified Public Accountant licensed in the Commonwealth of Massachusetts with over 20 years of experience in SEC reporting, accounting compliance, and financial statement audits. Mr. Mushak currently serves as a Partner at LMAM Consulting Group, LLC (“LMAM”), a professional services firm with offices in Dallas, Texas and Boston, Massachusetts, specializing in SEC financial reporting, technical accounting, and M&A transaction support. At LMAM, Mr. Mushak leads SEC reporting engagements, financial statement preparation, and advisory services for both publicly traded and privately held companies across diverse industries, including technology, life sciences, media, medical supplies, finance, and manufacturing. Prior to co-founding LMAM in 2025, Mr. Mushak served in the Audit practice at Baker Tilly US, LLP (Boston) for over a decade, most recently as a Senior Manager, where he led financial statement audits and provided assurance and advisory services for publicly traded and privately held clients. Mr. Mushak earned a Master of Science in Accounting and Auditing and a Bachelor of Arts in Economics from Buchach Institute of Management and Audit. Mr. Mushak is a Certified Public Accountant licensed by the Massachusetts Board of Public Accountancy.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 21, 2026 (the “Beneficial Ownership Date”), the ownership of our common stock by: (i) each of our directors, (ii) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (iii) each of the named executive officers, and (iv) all of our directors and executive officers, as a group. Each person named in this table has voting and dispositive power with respect to the shares of common stock set forth opposite such person’s name, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class as of July 21, 2026
Directors and Executive Officers (1)
Erez Aminov	9,196,741	19.34%
Andriy Mushak	-	*
Matthew Whalen	25,000	*
Matthew Del Giudice	75,000	*
Denil Nanji Shekhat	150,000	*
Edward MacPherson	75,000	*
All current directors and officers as a group (6 persons) (2)	9,521,741	19.89%

5% Shareholders
Brian McNulty(3)	5,029,317	11.50%

*Represents beneficial ownership of less than 1%

(1)	Unless otherwise indicated, the address of each person is 1200 Brickell Avenue, Suite 1950 #1183, Miami, Florida 33131.

(2)	Includes both founder shares and shares subject to options granted under our 2022 Omnibus Incentive Plan that are exercisable as of the Beneficial Ownership Date or within 60 days after the Beneficial Ownership Date held as follows: Mr. Aminov, 9,196,741 shares, Mr. Whalen, 25,000 shares; Dr. Del Giudice, 75,000 shares, Dr. Shekhat, 150,000 shares, Mr. MacPherson, 75,000 shares, and all current officers and directors as a group, 9,521,741 shares. Excludes shares subject to options granted under our 2022 Omnibus Incentive Plan that are not exercisable within 60 days after the Beneficial Ownership Date.

(3)	Includes (i) 10,000 shares held directly by Mr. McNulty, (ii) 2,540,270 shares held by the Bay Shore Trust, (iii) 779,047 shares held by the Celeste J Williams Lifetime QTIP Trust, (iv) 1,000,000 shares issuable pursuant to warrants held by the Bay Shore Trust that are immediately exercisable, and (v) 700,000 shares issuable pursuant to warrants held by MIRALOGX LLC, that are immediately exercisable. As trustee of the Bay Shore Trust and the Celeste J Williams Lifetime QTIP Trust, Mr. McNulty has sole voting and dispositive power over the shares held by each trust, and, as a result is deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by the trusts. The address for MIRALOGX LLC and the Bay Shore Trust is 900 West Platt Street, Suite 200, Tampa, Florida, 33606.

20

Securities Authorized for Issuance Under Equity Compensation Plans

The following table indicates shares of common stock authorized for issuance under our 2022 Omnibus Plan (the “Plan”) as of December 31, 2025:

Plan category	Number of securities to be issued upon exercise of outstanding options and RSU	Weighted- average exercise price of outstanding options and RSU	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	6,072,242	$1.34	1,220,102
Equity compensation plans not approved by security holders	-	-	-
Total	6,072,242	$1.34	1,220,102

Administration

The Plan is administered by our Board or our compensation committee, or any other committee or subcommittee or one or more of our officers to whom authority has been delegated (collectively, the “Administrator”). The Administrator has the authority to interpret the Plan and award agreements entered into with respect to the Plan; to make, change and rescind rules and regulations relating to the Plan; to make changes to, or reconcile any inconsistency in, the Plan or any award agreement covering an award; and to take any other actions needed to administer the Plan.

Eligibility

The Administrator may designate any of the following as a participant under the Plan: any officer or employee, or individuals engaged to become an officer or employee, of our company or our affiliates; and consultants of our company or our affiliates, and our directors, including our non-employee directors.

Types of Awards

The Plan permits the Administrator to grant stock options, stock appreciation rights (“SARs”), performance shares, performance units, shares of common stock, restricted stock, restricted stock units (“RSUs”), cash incentive awards, dividend equivalent units, or any other type of award permitted under the Plan. The Administrator may grant any type of award to any participant it selects, but only our employees or our subsidiaries’ employees may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of our company or any affiliate, including the plan of an acquired entity).

Shares Reserved Under the Plan

On September 11, 2025, the Company held its 2025 Annual Meeting in which it was voted upon to increase the shares provided under the plan from 5,000,000 shares to 8,000,000 shares. In addition, the number of shares available for issuance under the Plan includes an annual increase on the first day of each fiscal year equal to the lesser of (a) 500,000 shares, (b) 5.0% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year, or (c) such other amount as the Board may determine.

As of December 31, 2025, the Plan provides that 8,780,939 shares of the Common Stock are reserved for issuance under the Plan, all of which may be issued pursuant to the exercise of incentive stock options.

Options

The Administrator may grant stock options and determine all terms and conditions of each stock option, which include the number of stock options granted, whether a stock option is to be an incentive stock option or non-qualified stock option, and the grant date for the stock option. However, the exercise price per share of common stock may never be less than the fair market value of a share of common stock on the date of grant and the expiration date may not be later than 10 years after the date of grant. Stock options will be exercisable and vest at such times and be subject to such restrictions and conditions as are determined by the Administrator, including with respect to the manner of payment of the exercise price of such stock options.

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Stock Appreciation Rights

The Administrator may grant SARs, which represent the right of a participant to receive cash in an amount, or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The Plan provides that the Administrator will determine all terms and conditions of each SAR, including, among other things: (a) whether the SAR is granted independently of a stock option or relates to a stock option, (b) the grant price, which may never be less than the fair market value of our common stock as determined on the date of grant, (c) a term that must be no later than 10 years after the date of grant, and (d) whether the SAR will settle in cash, common stock or a combination of the two.

Performance and Stock Awards

The Administrator may grant awards of shares of common stock, restricted stock, RSUs, performance shares or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals (as described below) or upon the completion of a period of service. An RSU grants the participant the right to receive cash or shares of common stock the value of which is equal to the fair market value of one share of common stock, to the extent performance goals are achieved or upon the completion of a period of service. Performance shares give the participant the right to receive shares of common stock to the extent performance goals are achieved. Performance units give the participant the right to receive cash or shares of common stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved.

The Administrator will determine all terms and conditions of the awards including (a) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (b) the length of the vesting or performance period and, if different, the date that payment of the benefit will be made, (c) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock, and (d) with respect to performance shares, performance units, and RSUs, whether the awards will settle in cash, in shares of common stock (including restricted stock), or in a combination of the two.

Cash Incentive Awards

The Administrator may grant cash incentive awards. An incentive award is the right to receive a cash payment to the extent one or more performance goals are achieved. The Administrator will determine all terms and conditions of a cash incentive award, including, but not limited to, the performance goals (described below), the performance period, the potential amount payable, and the timing of payment. While the Plan permits cash incentive awards to be granted under the Plan, we may also make cash incentive awards outside of the Plan.

Performance Goals

For purposes of the Plan, the Administrator may establish objective or subjective performance goals which may apply to any performance award. Such performance goals may include, but are not limited to, one or more of the following measures with respect to our company or any one or more of our subsidiaries, affiliates, or other business units: net sales; cost of sales; gross income; gross revenue; revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and exception items; income from continuing operations; net income; earnings per share; diluted earnings per share; total shareholder return; fair market value of a share of common stock; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on shareholder equity; return on invested capital; return on average total capital employed; return on net capital employed; return on assets; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; succession planning; manufacturing return on assets; manufacturing margin; and customer satisfaction. Performance goals may also relate to a participant’s individual performance. The Administrator reserves the right to adjust any performance goals or modify the manner of measuring or evaluating a performance goal.

22

Dividend Equivalent Units

The Administrator may grant dividend equivalent units. A dividend equivalent unit gives the participant the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. We determine all terms and conditions of a dividend equivalent unit award, except that dividend equivalent units may not be granted in connection with a stock option or SAR, and dividend equivalent unit awards granted in connection with another award cannot provide for payment until the date such award vests or is earned, as applicable.

Other Stock-Based Awards

The Administrator may grant to any participant shares of unrestricted stock as a replacement for other compensation to which such participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right or as a bonus.

Transferability

Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless the Administrator allows a participant to (a) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (b) transfer an award to a former spouse as required by a domestic relations order incident to a divorce, or (c) transfer an award without receiving any consideration.

Adjustments

If (a) we are involved in a merger or other transaction in which our shares of common stock are changed or exchanged; (b) we subdivide or combine shares of common stock or declare a dividend payable in shares of common stock, other securities, or other property (other than stock purchase rights issued pursuant to a shareholder rights agreement); (c) we effect a cash dividend that exceeds 10% of the fair market value of a share of common stock or any other dividend or distribution in the form of cash or a repurchase of shares of common stock that our Board determines is special or extraordinary, or that is in connection with a recapitalization or reorganization; or (d) any other event occurs that in the Administrator’s judgment requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Plan, then the Administrator will, in a manner it deems equitable, adjust any or all of (1) the number and type of shares subject to the Plan and which may, after the event, be made the subject of awards; (2) the number and type of shares of common stock subject to outstanding awards; (3) the grant, purchase, or exercise price with respect to any award; and (4) the performance goals of an award. In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award, subject to the terms of the Plan.

The Administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, authorize the issuance or assumption of awards upon terms and conditions we deem appropriate without affecting the number of shares of common stock otherwise reserved or available under the Plan.

Change of Control

Upon a change of control (as defined in the Plan), the successor or surviving corporation may agree to assume some or all outstanding awards or replace them with the same type of award with similar terms and conditions, without the consent of any participant, subject to the following requirements:

●	Each award that is assumed must be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities that would have been issuable to a participant upon the consummation of such change of control had the award been exercised, vested, or earned immediately prior to such change of control, and other appropriate adjustment to the terms and conditions of the award may be made.

23

●	If the securities to which the awards relate after the change of control are not listed and traded on a national securities exchange, then (a) each participant must be provided the option to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value of the securities that would have otherwise been issued, and (b) no reduction may be taken to reflect a discount for lack of marketability, minority, or any similar consideration, for purposes of determining the fair value of such securities.

●	If a participant is terminated from employment without cause, or due to death or disability, or the participant resigns employment for good reason (as defined in any award or other agreement between the participant and our company or an affiliate) within two years following the change of control, then upon such termination, all of the participant’s awards in effect on the date of such termination will vest in full or be deemed earned in full.

If the purchaser, successor, or surviving entity does not assume the awards or issue replacement awards, then immediately prior to the change of control date, unless the Administrator otherwise determines:

●	Each stock option or SAR then held by a participant will become immediately and fully vested, and all stock options and SARs will be cancelled on the change of control date in exchange for a cash payment equal to the excess of the change of control price of the shares of common stock over the purchase or grant price of such shares under the award.

●	Unvested restricted stock and RSUs (that are not performance awards) will vest in full.

●	All performance shares, performance units and cash incentive awards for which the performance period has expired will be paid based on actual performance, and all such awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards, valued assuming achievement of target performance goals at the time of the change of control, prorated based on the number of full months elapsed in the performance period.

●	All unvested dividend equivalent units will vest (to the same extent as the award granted in tandem with such units) and be paid.

●	All other unvested awards will vest and any amounts payable will be paid in cash.

Unless earlier terminated by our Board, the Plan will terminate on, and no further awards may be granted, after the tenth (10th) anniversary of its effective date.

24

Termination and Amendment of Plan

Our Board or the Administrator may amend, alter, suspend, discontinue, or terminate the Plan at any time, subject to the following limitations:

●	Our Board must approve any amendment to the Plan if we determine such approval is required by prior action of our Board, applicable corporate law, or any other applicable law;

●	Shareholders must approve any amendment to the Plan, which may include an amendment to materially increase the number of shares reserved under the Plan, if we determine that such approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded, or any other applicable law; and

●	Shareholders must approve any amendment to the Plan that would diminish the protections afforded by the participant award limits or repricing and backdating prohibitions.

Amendment, Modification, Cancellation and Disgorgement of Awards

Subject to the requirements of the Plan, the Administrator may modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify, or cancel any terms and conditions applicable to any award, in each case, by mutual agreement of the Administrator and the participant or any other person that may have an interest in the award, so long as any such action does not increase the number of shares of common stock issuable under the Plan.

We do not need to obtain participant (or other interested party) consent for any such action (a) that is permitted pursuant to the adjustment provisions of the Plan; (b) to the extent we deem the action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our common stock is then traded; (c) to the extent we deem the action is necessary to preserve favorable accounting or tax treatment of any award for us; or (d) to the extent we determine that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person as may then have an interest in the award.

The Administrator can cause a participant to forfeit any award, and require the participant to disgorge any gains attributable to the award, if the participant engages in any action constituting, as determined by the Administrator in its discretion, cause for termination, or a breach of a material company policy, any award agreement or any other agreement between the participant and us or one of our affiliates concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

Any awards granted under the Plan, and any shares of common stock issued or cash paid under an award, will be subject to recoupment under our Compensation Recovery Policy, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to us, or that may be provided for in any cash or equity award granted by us.

25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions within the last two years to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of our voting securities, or an immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.

Line of Credit and Promissory Note with the Bay Shore Trust

On April 28, 2023, we entered into the Bay Shore Note with the Bay Shore Trust, under which we have the right to borrow up to an aggregate of $5,000,000 from the Bay Shore Trust at any time up to the second anniversary of the issuance of the Bay Shore Note or, if earlier, upon the completion of our initial public offering. Our right to borrow funds under the Bay Shore Note is subject to the absence of a material adverse change in our assets, operations, or prospects. The Bay Shore Note, together with accrued interest, will become due and payable on the second anniversary of the issuance of the note, provided that it may be prepaid at any time without penalty. The Bay Shore Note will accrue interest at a rate equal 7% per annum, simple interest, during the first year that the note is outstanding and 10% per annum, simple interest, thereafter. The Bay Shore Note is unsecured. As of June 30, 2023, the Bay Shore Note had an outstanding principal balance of $1.8 million and accrued and unpaid interest of $0.04 million. Under the Bay Shore Trust Conversion Agreement, the Bay Shore Trust agreed to convert, upon the completion of our initial public offering, $1,100,190 of the outstanding principal balance of the Bay Shore Note into shares of our common stock at a conversion price equal to our initial public offering price, which resulted in the issuance of 157,170 shares to the Bay Shore Trust upon the completion of our initial public offering. The note was paid off as of December 31, 2023.

In consideration of the loan facility provided by the Bay Shore Trust, we issued to the Bay Shore Trust a common stock purchase warrant on April 28, 2023 giving the Bay Shore Trust the right to purchase up to 1,000,000 shares of common stock at an exercise price of $5.00 per share, which warrant will expire five years after the date of grant. Pursuant to a registration rights agreement, we have granted to Bay Shore Trust the right to require us, at any time after one year following our initial public offering, to register for resale the shares issuable upon the exercise of the warrant, with such registration rights being in the form of demand and “piggyback” registration rights that are subject to customary limitations and restrictions. Upon issuance, the warrant met the criteria to be classified as equity based on an analysis under Accounting Standards Codification (480) ASC 480, “Distinguishing Liabilities from Equity” and was measured at fair value, resulting in an initial fair value of approximately $3.5 million upon issuance of the warrant using Black-Scholes valuation techniques.

Review and Approval of Related Party Transactions

Our Board has adopted a written policy regarding the review and approval of related party transactions. Our audit committee charter provides that the audit committee shall review and approve or disapprove any related party transactions, which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members.

Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. Copies of certain of the agreements have been filed as exhibits to this Report and are available electronically on the website of the SEC at www.sec.gov.

As a matter of corporate governance policy, we have not and will not make loans to officers or loan guarantees available to “promoters” as that term is commonly understood by the SEC and state securities authorities.

All future transactions between us and our officers, directors or five percent shareholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

26

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing by MIRA Pharmaceuticals, Inc. under the Securities Act or the Exchange Act.

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the audit committee:

●	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2025 with management and Salberg;

●	discussed with Salberg the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

●	received the written disclosures and the letter from Salberg required by the applicable requirements of the PCAOB; and

●	discussed the independence of Salberg with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements and related notes thereto be included in our 2025 Annual Report for filing with the SEC.

Submitted by the Audit Committee of our Board:

Matthew Whalen

Dr. Denil Shekhat

Edward MacPherson

27

SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

The Company’s shareholders may submit proposals on matters appropriate for shareholder action at meetings of the Company’s shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in the Company’s proxy materials relating to the Company’s 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”), all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than March 30, 2027. However, if 2027 Annual Meeting is not held between August 12, 2027 and October 11, 2027, then the deadline will be a reasonable time prior to the time the Company begins to print and mail its proxy materials.

To be considered as a director nominee for election at the 2027 Annual Meeting, the notice must include certain information concerning the nominee and information concerning the nominating shareholder’s ownership of and agreements related to our stock, the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act. For all business proposed to be brought to the 2027 Annual Meeting other than director nominations, a proposing shareholder’s notice must be delivered to or mailed and received at the Company’s principal office on or before May 14, 2027 (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, the text of any proposal or business, and any substantial interest in such business of such shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), and description of all agreements, arrangements or understandings between or among such shareholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Proposals should be addressed to our Corporate Secretary at:

MIRA Pharmaceuticals, Inc.

1200 Brickell Avenue

Suite 1950 #1183

Miami, FL 33131

(786) 423-9792.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

This proxy statement, the Notice of Annual Meeting of Shareholders, and our form of proxy card are available for viewing, printing and downloading at www.egproxyportal.com/27484/annual. To view these materials please have your control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to shareholders by electronic delivery.

Additionally, our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2025, is available for viewing on the SEC at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://www.mirapharmaceuticals.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to us at 1200 Brickell Avenue, Suite 1950 #1183, Miami, FL, 33131, Attention: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

28

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to 1200 Brickell Avenue, Suite 1950 #1183, Miami, FL, 33131, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are made available on our Internet website, www.mirapharmaceuticals.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC. The SEC maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company.

OTHER MATTERS

At the date of this Proxy Statement, we know of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in our interest and the shareholders.

The Board invites you to attend the Annual Meeting virtually. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote by Internet or mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE READ THIS PROXY STATEMENT AND THEN VOTE BY INTERNET OR MAIL AS PROMPTLY AS POSSIBLE. VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ Erez Aminov
Name:	Erez Aminov
Title:	Chief Executive Officer and Chairman of the Board of Directors

July 28, 2026

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ANNUAL MEETING OF STOCKHOLDERS OF

MIRA Pharmaceuticals, Inc.

September 11, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at www.eqproxyportal.com/27484/annual

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20530300000000001000 0 091126

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Erez Aminov
- ○ Matthew Whalen
- ○ Matthew Paul Del Giudice, M.D.
- ○ Denil Nanji Shekhat, M.D.
- ○ Edward MacPherson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1, and "FOR" Proposals 2 and 3.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

MIRA Pharmaceuticals, Inc.

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the virtual meeting, please visit edge.media-server.com/mmc/p/4w5fbtvt and use password **mira2026**. Be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at www.eqproxyportal.com/27484/annual

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20530300000000001000 0 091126

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Erez Aminov
- ○ Matthew Whalen
- ○ Matthew Paul Del Giudice, M.D.
- ○ Denil Nanji Shekhat, M.D.
- ○ Edward MacPherson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1, and "FOR" Proposals 2 and 3.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MIRA Pharmaceuticals, Inc.

ANNUAL MEETING OF STOCKHOLDERS

September 11, 2026

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoints Erez Aminov as proxy, with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MIRA Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held beginning at 10:00 a.m. Eastern Time online at edge.media-server.com/mmc/p/4w5fbtvt on September 11, 2026, and any adjournment or postponement thereof. Find the meeting password and your Control Number on the reverse. The undersigned hereby acknowledges receipt of the Notice of Annual Stockholders' Meeting and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. This proxy when properly executed will be voted in the manner directed.

(Continued and to be signed on the reverse side)

1.1 14475

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders of

MIRA Pharmaceuticals, Inc.

to be held on September 11, 2026, at 10:00 a.m. Eastern Time

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make the request as instructed below before August 28, 2026.

Please visit www.eqproxyportal.com/27484/annual, where the following materials are available for view:

- Notice of Meeting
- Proxy Statement
- Proxy Card

TO REQUEST MATERIAL: **TELEPHONE: 1-888-Proxy-NA** (1-888-776-9962) or +1-201-299-6210 worldwide

E-MAIL: helpAST@equiniti.com

WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:

ONLINE: To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com until 11:59 p.m. Eastern Time the day before the meeting.

VIRTUALLY AT THE MEETING: The company will be hosting the meeting live via the Internet. To attend the virtual meeting, please visit edge.media-server.com/mmc/p/4w5fbtvt and use password **mira2026**. Be sure to have your control number available

MAIL: You may request a proxy card by following the instructions above.

1. Election of Directors:

NOMINEES: Erez Aminov
Matthew Whalen
Matthew Paul Del Giudice, M.D.
Denil Nanji Shekhat, M.D.
Edward MacPherson

Please note that you cannot use this notice to vote by mail.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1, and "FOR" Proposals 2 and 3.**